United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended February 28, 2014

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$73,990
Unrealized Gain (Loss) on Market Value of Futures	732,330
Dividend Income	169
Interest Income	555
ETF Transaction Fees	700
Total Income (Loss)	$807,744

Expenses
General Partner Management Fees	$15,223
Brokerage Commissions	1,011
Non-interested Directors' Fees and Expenses	312
Prepaid Insurance Expense	304
Other Expenses	12,656
Total Expenses	29,506
Expense Waiver	(9,611)
Net Expenses	$19,895
Net Income (Loss)	$787,849

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 2/1/14	$25,298,646
Additions (50,000 Shares)	2,150,865
Withdrawals (50,000 Shares)	(2,172,994)
Net Income (Loss)	787,849

Net Asset Value End of Month	$26,064,366
Net Asset Value Per Share (600,000 Shares)	$43.44

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2014 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612